Exhibit 23.4

CONSENT OF WITHUMSMITH+BROWN, P.C.

INDEPENDENT AUDITORS

We hereby consent to the inclusion in the Propectus constituting a part of this Registration Statement on Form S-1 of our reports dated October 6, 2006, relating to the consolidated financial statements of National Hybrid, Inc. and Pace Technology Inc. included in that Prospectus of API Nanotronics Corp.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, P.C.
WithumSmith+Brown, P.C.
New Brunswick, New Jersey
February 2, 2007